     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 1998
                                                REGISTRATION NO.  333-
                                                                  ==============
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                              --------------------
                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------
            CALIFORNIA                                        77-0059951
   (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             --------------------

                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------
                                JOHN T. CHAMBERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CISCO SYSTEMS, INC.
                             255 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                              --------------------
                                    Copy to:
                            THERESE A. MROZEK, ESQ.
                           DAVID A. MAKARECHIAN, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

                              --------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             ---------------------

                                       CALCULATION OF REGISTRATION FEE
========================================================================================================
        Title of Each             Amount      Proposed Maximum      Proposed Maximum         Amount
     Class of Securities          to Be           Offering              Aggregate        of Registration
      to be Registered          Registered   Price Per Share(1)     Offering Price(1)          Fee
--------------------------------------------------------------------------------------------------------
Common Stock,                    1,437,109           $68.25          $98,082,689.25         $28,934.39
$0.001 par value per share
========================================================================================================

  (1) The price of $68.25 was the average of the high and low prices of the Common Stock on the Nasdaq National Market System on March 30, 1998, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

                      -----------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                1,437,109 SHARES


                              CISCO SYSTEMS, INC.
                                  COMMON STOCK

     This Prospectus relates to the public offering, which is not being underwritten, of 1,437,109 shares of Common Stock, par value of $0.001 per share, of Cisco Systems, Inc. (the "Company" or the "Registrant"). All 1,437,109 shares (the "Shares") may be offered by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). All of the shares were originally issued by the Company in connection with the acquisition of WheelGroup Corporation ("WheelGroup"), by and through the acquisition of all of the common stock and options to purchase common stock of WheelGroup whereby WheelGroup was merged with and into the Company with the Company as the surviving corporation. The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof. The Shares are being registered by the Company pursuant to the Agreement and Plan of Reorganization between the Company and WheelGroup.

     The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). See "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares. The Company has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by the Selling Shareholders.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "CSCO." On March 30, 1998, the average of the high and low price for the Common Stock was $68.25.

                        _______________________________

     The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                        _______________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        _______________________________

The Company has undertaken to keep a Registration Statement of which this Prospectus constitutes a part effective until the earlier to occur of March 13, 2000 or the earlier disposition of the securities offered hereby. After such period, if the Company chooses not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable upon exercise hereof and offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act, as amended, or pursuant to an effective registration statement thereunder.


================================================================================

                 The date of this Prospectus is April 1, 1998

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 75 Park Place, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is quoted on the Nasdaq National Market, and such material may also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W. Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 0-18225) pursuant to the Exchange Act are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended July 26, 1997, filed October 22, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended October 25, 1997 filed on December 9, 1997 and for the quarter ended January 24, 1998 filed on March 9, 1998;

     3. The Company's Current Reports on Form 8-K filed on February 11, 1998, September 9, 1997, and on August 22, 1997.

     4. Definitive Proxy Statement dated October 1, 1997, filed on October 1, 1997 in connection with the Company's 1997 Annual Meeting of Shareholders;

     5. The description of the Company's Common Stock, $0.001 par value per share, contained in its registration statement on Form 8-A filed on January 8, 1990, including any amendment or report filed for the purpose of updating such description; and

     6. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering.

     Any statement contained in a document incorporated by reference herein shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person to whom this Prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written requests for copies should be directed to Larry R. Carter, Chief Financial Officer and Secretary, at the principal executive offices of Cisco Systems, Inc., 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.

                                  THE COMPANY

     The principal executive offices of the Company are located at 255 West Tasman Drive, San Jose, California 95134. The Company's telephone number is
(408) 526-4000.

                              PLAN OF DISTRIBUTION

     The Company will receive no proceeds from this offering. The Shares offered hereby may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in the resales.

     In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell Shares short and redeliver the Shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Shareholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders. The Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby.

     At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the Selling Shareholders. The Selling Shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock owned by each of the Selling Shareholders. Except as indicated, none of the Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Shares or other securities of the Company. Because the Selling Shareholders may offer all or some of the Shares which they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of Shares that will be held by the Selling Shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the Selling Shareholders named below.


                                                   Number of                       Number of
                                                    Shares        Percent of         Shares
                                                  Beneficially   Outstanding     Registered for
Name of Selling Shareholder                          Owned          Shares       Sale Hereby/(1)/
---------------------------                       -----------    -----------     ----------------
Jonathan G. Beakley                                     4,480         *                     4,480

Joleen Betrami                                          5,123         *                     5,123

BTG, Inc.                                             325,934         *                   325,934

Johnny S. Butler                                          512         *                       512

Cowen & Company (2)                                    11,017         *                    11,017

Jennifer W. Eaglin                                      2,561         *                     2,561

Sheldon Ekland-Olson                                    5,123         *                     5,123

Robert B. Fish                                         92,163         *                    92,163

Allen P. Forbes                                         1,281         *                     1,281

John M. Ford                                            1,024         *                     1,024

Ben David & Jackie Goodfellow Friend                      512         *                       512

Harvey M. Gates                                         1,281         *                     1,281

Erik C. Goggans                                         2,776         *                     2,776

Robert P. Gooch                                         2,561         *                     2,561

Morris H. Groberman                                     1,281         *                     1,281

William H. Hart MD                                      1,537         *                     1,537

Jeff and Brandi Hughes Hewitt                           1,024         *                     1,024

HLB Investor Group (3)                                  3,074         *                     3,074

Robert E. Huffman, Jr. (4)                             87,554         *                    87,554





                                                   Number of                       Number of
                                                    Shares        Percent of         Shares
                                                  Beneficially   Outstanding     Registered for
Name of Selling Shareholder                          Owned          Shares       Sale Hereby/(1)/
---------------------------                       -----------    -----------     ----------------
Doreen R. Jukubak                                       2,561         *                     2,561

Gerald W. & Glennis D. Jennings                           768         *                       768

Toney E. Jennings                                      82,947         *                    82,947

JMA Investment Group Limited Partnership (5)          207,540         *                   207,540

JMA Investment Group Limited Partnership,
 Series II (6)                                         22,291         *                    22,291

Richard H. Jordan                                      80,196         *                    80,196

David R. Kuykendall (7)                                 3,736         *                     3,736

Leidner Partners Limited (8)                           10,248         *                    10,248

John M. Lewis                                             512         *                       512

Drew H. McNeill                                           512         *                       512

Nan Harris McNeill                                      1,024         *                     1,024

Robert Hayes McNeill                                    5,637         *                     5,637

Steven Glenn Messick                                    2,561         *                     2,561

Ken D. Mindell                                          3,074         *                     3,074

Susan A. Mosetick                                       1,024         *                     1,024

Scott D. Olson                                         89,858         *                    89,858

Randy L. O'Neil                                         2,705         *                     2,705

Ruth E. Pillen                                          1,281         *                     1,281

James R. & Antoinette R. Quidley                        1,537         *                     1,537

Greg A. Reisman                                         4,355         *                     4,355

William Rudewick                                          512         *                       512

Frederick William Rush II                               2,561         *                     2,561

Jennifer A. Rush                                        1,024         *                     1,024

Richard P. Rush                                           512         *                       512






                                                   Number of                       Number of
                                                    Shares        Percent of         Shares
                                                  Beneficially   Outstanding     Registered for
Name of Selling Shareholder                          Owned          Shares       Sale Hereby/(1)/
---------------------------                       -----------    -----------     ----------------
Earl N. Schell                                          1,281         *                     1,281

Todd A. Schell                                         36,864         *                    36,864

SEP Account of Thomas C. Seebo, II                      2,049         *                     2,049

Steven D. Shanklin                                      2,776         *                     2,776

Robert J. Stratton III                                  4,002         *                     4,002

R. Lee Sutterfield                                     87,554         *                    87,554

Daniel M. Teal                                         92,163         *                    92,163

David A. Teal                                           2,561         *                     2,561

Michael T. & Pamela Jo Teal                             2,049         *                     2,049

Richard D. Teal                                         5,175         *                     5,175

Robert J. Waddell                                       7,943         *                     7,943

Scott V. Waddell                                       89,858         *                    89,858

Kevin J. Ziese                                         23,040         *                    23,040

                                                    ---------                           ---------
TOTAL                                               1,437,109         *                 1,437,109
--------------

* Represents beneficial Ownership of less than 1%.

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock divided, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Represents shares distributed by each of the shareholders pursuant to fees charged by Cowen & Company in connection with the merger of WheelGroup and the Company.

(3) Subsequent to the date of this Prospectus, the shares held by HLB Investment Group may be distributed to David J. Beck, David F. Huffman, Carolyn
S. Huffman, Robert E. Huffman and Sandra Landschoot.

(4) Excludes shares which may be distributed to such person as a distribution in such person's interst in HLB Investment Group.

(5) Subsequent to the date of this Prospectus, the shares held by JMA Investment Group Limited Partnership may be distributed to Scott D. Curtis, Charles R. Laurie, Jr., David R. Kuykendall, Optimist Financial, L.L.C., Wayne
I. Collier, William W. Collier, Christopher S. Ambrosio, Edward & Angela Adamowicz JTWROS, John R. Agoston, Keybank IRA FBO Arnold J. Ambrosio, John H. (Robin) Barry & Ann F. Barry as Trustees of the John H. (Robin) & Ann F. Barry Revocable Declaration of Trust DTD 4/2/96, William T. Barry, Sr., Sonya Bassett, John E. & Alice D. Bosley JTWROS, Key Bank IRA FBO John M. Brooke, Key Bank IRA FBO Craig J. Brown, Daniel J. Carr, Tonya T. Cass, Richard J. Clark, Jr., J. Phillip Collier, Jeanne H. Collier as

Trustee of the Jeanne H. Collier Declaration of Trust DTD 12/29/92, KeyBank IRA FBO Jeanne H. Collier, KeyBank IRA FBO Wayne I. Collier, Wayne I. Collier as Trustee of The Wayne I. Collier Declaration of Trust DTD 12/29/92, KeyBank IRA FBO William W. Collier, William W. Collier, Andrew J. Crites & Richard S. Milligan TIC, David M. & Karen A. Curley JTWROS, Scott D. Curtis, KeyBank IRA FBO Juliann DeCapite, Paulynne Y. Diamond as Trustee of the William F. Diamond Revocable Declaration of Trust DTD 9/21/90, William F. Diamond as Trustee of the Paulynne Y. Diamond Revocable Declaration of Trust DTD 9/21/90, James W. & Patricia Dickoff JTWROS, William T. Doyle, KeyBank IRA FBO IRA William T.
Doyle, Austin Entwistle, Michael J. Flament, Bruce V. & Julie Fortune JTWROS, KeyBank IRA FBO Ira M. Fritz, Joseph J. & Sally A. Fumich JTWROS, David
Gendell, KeyBank IRA FBO David Gendell, John E. George, Ernesto A. Gerardo, Willard J. & Sheredith A. Greufe JTWROS, KeyBank IRA FBO Michael A. Guidrey,
Jim Gunnell, Ronald Lee & Marsha C. Harmon JTWROS, Erick Harpsoe, Richard J. & Constance M. Hauer JTWROS, David Hnatow, David J. Horvath, KeyBank SEP FOB
Peter H. Hull, KeyBank IRA FBO Peter H. Hull, Scott W. Inman, Josephine Jankiewicz, John M. & Lois A. Jaracz JTWROS, JMA Investment Club, L.L.C.,
Thomas A. & Constance S. Johnson JTWROS, KeyBank IRA FBO David K. Kataja,
Sharon T. Keeling, KeyBank IRA FBO Richard R. Kennat, David W. & Mary C.
Kinsley JTWROS, Joseph A. & Denise L. Kirk JTWROS, Geraldine C. Korosi, David
J. & Mary Lu Kraig JTWROS, Jonathan Kramer & Maria Sirois JTWROS, KeyBank IRA FBO Jonathan Kramer, KeyBank IRA FBO James Kunberger, Vernon A. & Vivian C. Langille as Trustees of the Vernon A. & Vivian C. Langille Revocable Living Trust DTD 1/11/96, Kenneth G. & Joanne M. Lasky JTWROS, The Laurie Family Partnership LTD., KeyBank IRA FBO Carole Lynn Laurie, Charles R. Laurie, Jr., KeyBank IRA FBO Charles R. Laurie, Jr., Mark D. Ludwig, George C. Lutz,
KeyBank IRA FBO William B. Makinen, Fred C. & Mary Manges JTWROS, KeyBank IRA FBO Mark Manges, Mark Manges, Mark & Arlene Manges, Lawrence R. Mann Jr. & Judith A. Mann JTWROS, William G. Masius, William G. & Mary C. Masius JTWROS, KeyBank IRA FBO Marco L. Mazzone, Marco Mazzone, KeyBank IRA FBO Bernard McKinney, KeyBank IRA FBO Shelia M. McParlin, Michael Dean Mercer, KeyBank IRA FBO Leonard J. Milde, Norma J. Miller & Kathleen R. Rayer TIC, Austin W.
Moore, Henry V. Moore as Trustee of the Henry V. Moore Revocable Declaration of Trust DTD 9/11/95, KeyBank IRA FBO John T. Moore, John T. Moore as
Custodian for Rachel W. Moore under the Unified Gifts to Minors Act 21, Moorehead Street Inn, L.L.C., Randy A. Moyes Sr. & Laura M. Moyes JTWROS, KeyBank IRA FBO Mary Louise Musulin, KeyBank IRA FBO Mike Musulin II, Mike Musulin II & Mary Louise Musulin JTWROS, Robert C. & Arlene J. Naegele JTWROS, Charles A. Nemer, KeyBank IRA FBO Charles A. Nemer, KeyBank IRA FBO Donna Nemer, KeyBank IRA FBO John J. Onesta, Frank A. & Christine M. Orteca JTWROS, KeyBank IRA FBO Frank A. Orteca, Kenneth W. & Evelyn Parker as Trustee of the Parker Family Trust DTD 4/16/96, Ronald O. Parsons, Robert M. & Barbara J. Pavlik JTWROS, KeyBank IRA FBO E. Rolland Phillips, III, E. Rolland Phillips, III, KeyBank IRA FBO Jeffrey M. Pickholtz, Valera J. Kistler & Rebecca K. Porter TIC, James Potchatek, Roy T. Radigan, Mark Peter Redding, Martin A. & Karlene F. Roche JTWROS, Giles C. & Patricia Rose as Trustees of the Giles G. & Patricia Rose Recovable Declaration Trust, Christopher T. Russo, Glenn & MaryAnn Searles, TIC, KeyBank IRA FBO MaryAnn Searles, David M. Simon, Joseph & Gerladine Simon JTWROS, John G. Sirois as Custodian for David John Sirois under the Unified Gifts to Minors Act 21, J. Alban & Antoinette Sirois JTWROS, John G. Sirois as Custodian for James Sirois under the Unified Gifts to Minors Act 21, KeyBank IRA FBO John G. Sirois, John G. Sirois, Joseph Anthone & Diane Victoria Sirois JTWROS, John G. Sirois as Custodian for Julianna Sirois under the Unified Gifts to Minors Act 21, John G. Sirois as Custodian for Rosemary Sirois under the Unified Gifts to Minors Act 21, KeyBank IRA FBO Bonnie Snyder, Bonnie Snyder as Trustee of the Mildred B. Young Irrevocable Living Trust DTD 9/21/93, KeyBank IRA FBO David Snyder, Kent M. & Linda K. Stauffer JTWROS, KeyBank IRA FBO Norma
M. Stiner, Ronald Stockwell, KeyBank IRA FBO Ronald Stockwell, Catherine Strader, KeyBank IRA FBO Michael Straub, Ronald & Shelly Thomas JTWROS, James M. & Nancy Surace as Trustees of the James M. & Nancy Surace Revocable Declaration of Trust DTD 5/10/98, Frank Tansey Jr. & Judy Tansey JTWROS, James E. & Gloria
J. Terpay JTWROS, Norman J. Thomas, Ronald & Shelly Thomas JTWROS, Gerald A. & Cynthia J. Trafis JTWROS, Hiroshi Tsuji, Gary Wardrope as Trustee of the Gary Wardrope Revocable Living Trust DTD 6/2/97, Stewart & Anita Wardrope as Trustees for the Stewart & Anita Wardrope Revocable Living Trust DTD 4/29/96, KeyBank IRA FBO Kenneth J. Welch, Kenneth J. & Kimberly Deason Welch, Armsted Landon & Lou Ann Wellford JTWROS, KeyBank IRA FBO Carl A. West, Carl A. & Cynthia K. West JTWROS, Gwendolyn R. Whitley, Jeffrey T. Wigley, KeBank IRA FBO Michael R. Williams, Beatrice Woods and James R. & Shirley A. Zabjelski JTWROS.

(6) Subsequent to the date of this Prospectus, the shares held by JMA Investment Group Limited Partnership, Series II may be distributed to Francis J. Abdou, Samuel & Sandra Blackwell JTWROS, Carol Corey, Carol Corey as Custodian for Melissa Corey and Charles Bryan Corey UGMA 21, William T. Doyle,

Michael J. Flament, Patrick T. & Shannon E. Gallagher JTWROS, David A. Hnatow, KeyBank SEP FBO Steven Holt, KeyBank IRA FBO Peter H. Hull, Thomas A. & Constance S. Johnson JTWROS, Jonathan Kramer, F. Fletcher & Peggy F. Miller, Richard Ozment, Jeff & Mary Patton JTWROS, E. Rolland Phillips, III, Mark Peter Redding, Robert J. Resnik, Daniel J. Ryan, Bethany P. Raine & Allan J. Sorkey JTWROS, Louie Leslie Szabo, KeyBank IRA FBO Louie Leslie Szabo, Kenneth James Welch & Kim Deason Welch JTWROS, Michael R. Williams, The Laurie Family Partnership LTD. and Moorehead Street Inn, L.L.C.

(7) Excludes shares which may be distributed to such person as a distribution in such person's interest in JMA Investment Group Limited Partnership.

(8) Subsequent to the date of this Prospectus, the Shares held by Leidner Partners Limited may be distributed to Richard Neil Leidner and April Dawn Leidner.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

     The consolidated balance sheets as of July 26, 1997 and July 28, 1996 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended July 26, 1997 incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

No person has been authorized to give any information or to make any representation in connection with the Offering being made hereby not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date hereof.


                                 --------------











                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information...................   2
Incorporation of Certain Documents by
  Reference.............................   2
The Company.............................   4
Plan of Distribution....................   4
Selling Shareholders....................   6
Legal Matters...........................  11
Experts.................................  11


================================================================================

                              CISCO SYSTEMS, INC.



                                1,437,109 SHARES
                                OF COMMON STOCK



                             --------------------

                                   PROSPECTUS

                             ---------------------



                                April 1, 1998


================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration fee              $28,935
Legal fees and expenses            15,000
Accounting fees and expenses        5,000
Printing Fees                       5,000
Transfer Agent Fees                 5,000
Miscellaneous                      11,065
                                  -------
     Total                        $70,000
                                  =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Restated Articles of Incorporation, as amended and Amended Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into Indemnification Agreements with each of its directors and officers.


ITEM 16.  EXHIBITS

2.1  Agreement of Merger.
5.1  Opinion of Brobeck, Phleger & Harrison LLP.
23.1 Consent of Independent Accountants.
23.2 Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of Counsel filed as Exhibit 5.1 hereto).
24.1 Power of Attorney (included on page II-3 of this Registration Statement).


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 1st day of April, 1998.

                                    CISCO SYSTEMS, INC.


                                    By   /s/JOHN T. CHAMBERS
                                         ------------------------------------

                                         John T. Chambers,
                                         President, Chief Executive Officer and
                                         Secretary


                               POWER OF ATTORNEY
                               -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John T. Chambers and Larry R. Carter, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:



SIGNATURES                 TITLE                                   DATE
----------                 -----                                   ----
/s/ John T. Chambers
------------------------   President, Chief Executive              April 1, 1998
John T. Chambers           Officer and Director
                           (Principal Executive Officer)



/s/ Larry R. Carter
------------------------   Vice President, Finance and             April 1, 1998
Larry R. Carter            Administration, Chief Financial
                           Officer and Secretary
                           (Principal Financial and Accounting
                           Officer)



/s/ John P. Morgridge
------------------------   Chairman of the Board and Director      April 1, 1998

John P. Morgridge



/s/ Donald T. Valentine
-----------------------   Director                                 April 1, 1998
Donald T. Valentine



/s/ James F. Gibbons
--------------------                 Director                      April 1, 1998
James F. Gibbons



/s/ Robert L. Puette
--------------------                 Director                      April 1, 1998
Robert L. Puette



/s/ Masayoshi Son
-----------------                    Director                      April 1, 1998
Masayoshi Son



/s/ Steven M. West
------------------                   Director                      April 1, 1998
Steven M. West


/s/ Edward R. Kozel
-------------------                  Director                      April 1, 1998
Edward R. Kozel



/s/ Carol A. Bartz
------------------                   Director                      April 1, 1998
Carol A. Bartz



/s/ James C. Morgan
--------------------                 Director                      April 1, 1998
James C. Morgan



/s/ Mary Cirillo
----------------                     Director                      April 1, 1998
Mary Cirillo

                               Index to Exhibits
                               -----------------

 Exhibit
  Number                                     Exhibit Title
 -------                                     -------------

2.1          Agreement of Merger
5.1          Opinion of Brobeck, Phleger & Harrison LLP
23.1         Consent of Independent Accountants
23.2         Consent of Brobeck, Phleger & Harrison LLP (included in the Opinion of Counsel filed as Exhibit 5.1)
24.1         Power of Attorney (included on page II-3 of this Registration Statement)